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                                                                    Exhibit 99.5

                                    CONSENT

As a person named for appointment to the Board of Directors of Pharmacopeia, Inc. ("Pharmacopeia") following the consummation of the Merger described in the Registration Statement on Form S-4 filed by Pharmacopeia in March 1998 (the "Form S-4"), I consent to the inclusion of my name and biography in the Form S-4, and I consent to being named for appointment to the Board of Directors of Pharmacopeia.


Date: March 3, 1998                      Signature: /s/ C. Peter W. Booth
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                                         Name:      C. Peter W. Booth
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